UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction

of incorporation)

001-34094	N/A
(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2023 Notes Indenture and Registration Rights Agreement

On March 28, 2013, Offshore Group Investment Limited (“OGIL”), a wholly-owned subsidiary of Vantage Drilling Company (“Vantage” or the “Company”), issued $775 million aggregate principal amount of 7.125% Senior Secured First Lien Notes due 2023 (the “2023 Notes”) under an indenture dated as of March 28, 2013 (the “2023 Notes Indenture”), among OGIL, Vantage as a guarantor, the other guarantors named therein, and Wells Fargo Bank, National Association, as trustee and collateral agent. Vantage used or will use the net proceeds from this offering, together with proceeds from the Term Loan (defined below), (i) to pay the total consideration relating to the Tender Offer (defined below), (ii) for general corporate purposes, and (iii) to pay fees and expenses relating to the issuance of the 2023 Notes, the Term Loan and the Tender Offer and related consent solicitation.

The 2023 Notes mature on April 1, 2023 and bear interest at an annual rate of 7.125%. Interest on outstanding 2023 Notes is payable semi-annually, in arrears, on April 1 and October 1 of each year, commencing on October 1, 2013. The 2023 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Vantage and each of OGIL’s existing and future subsidiaries and by certain of Vantage’s other subsidiaries.

The 2023 Notes and the related guarantees will be secured by a first priority security interest in the Emerald Driller, the Sapphire Driller, the Topaz Driller, the Aquamarine Driller, the Platinum Explorer, the Titanium Explorer, and upon its delivery, the Tungsten Explorer. The 2023 Notes and the related guarantees will also be secured by certain other assets of OGIL and the guarantors (other than Vantage) and by a pledge of the stock of OGIL and the guarantors (other than Vantage), in each case, subject to certain exceptions and permitted liens. The 2023 Notes: (i) are OGIL’s senior secured obligations, (ii) rank equal in right of payment with OGIL’s existing and future senior indebtedness, subject to certain exceptions and (iii) rank senior in right of payment to all of OGIL’s existing and future subordinated indebtedness. The guarantees of each guarantor will (a) be senior secured obligations of that guarantor, (b) rank equal in right of payment with all of that guarantor’s existing and future senior indebtedness, subject to certain exceptions and (c) rank senior in right of payment to all of that guarantor’s existing and future subordinated indebtedness.

On or after April 1, 2018, OGIL may redeem the 2023 Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and any additional interest, if any, on the 2023 Notes redeemed, to the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of holders of the 2023 Notes on the relevant record date to receive interest on the relevant interest payment date:

For the Period Below	Percentage
On or after April 1, 2018	103.5625%
On or after April 1, 2019	102.3750%
On or after April 1, 2020	101.1875%
On or after April 1, 2021 and thereafter	100.0000%

Unless OGIL defaults in the payment of the redemption price, interest will cease to accrue on the 2023 Notes or portions thereof called for redemption on the applicable redemption date. In addition, OGIL may, at its option, redeem some or all of the 2023 Notes at any time or from time to time prior to April 1, 2018 by paying a “make-whole” premium.

At any time prior to April 1, 2016, OGIL may, at its option, redeem up to 35% of the aggregate principal amount of the 2023 Notes, at one time or from time to time, at a redemption price equal to 107.125% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date, with the net cash proceeds of certain equity offerings; provided that (i) at least 65% of the aggregate principal amount of 2023 Notes originally issued under the 2023 Notes Indenture remain outstanding immediately after the occurrence of such redemption and (ii) the redemption occurs within 60 days of the date of the closing of such equity offering.

Under certain circumstances and subject to certain conditions, OGIL also has the option to redeem the 2023 Notes, in whole but not in part, at any time, at a redemption price of 100% of the aggregate principal amount of the 2023 Notes, plus any accrued and unpaid interest, if any, to the date of redemption, if OGIL or any guarantor has become or would become obligated to pay certain amounts as a result of the imposition of withholding taxes on the 2023 Notes as a result of a change in the laws of any jurisdiction in which OGIL or any guarantor is organized or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which OGIL or any guarantor makes a payment on the 2023 Notes or any guarantee.

Upon certain events of loss with respect to a vessel, OGIL will be required to redeem, on a pro rata basis, the 2023 Notes and certain other pari passu obligations with proceeds received in respect of such loss at a redemption price for the 2023 Notes equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

If Vantage or OGIL experiences a change of control (as defined in the 2023 Notes Indenture), each holder of 2023 Notes will have the right to require OGIL to repurchase all or any part of the 2023 Notes held by any such holder at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If OGIL or any restricted subsidiary engages in certain asset sales, within 360 days of such sale, OGIL generally must use the net cash proceeds from such sales to repay debt, to acquire another company in its industry, to make capital expenditures or to invest in its business, or OGIL must make an offer to purchase a principal amount of the 2023 Notes equal to the excess net cash proceeds. The purchase price of each 2023 Note so purchased will be 100% of its principal amount, plus accrued and unpaid interest to the repurchase date.

The 2023 Notes Indenture, among other things, limits the ability of OGIL and any restricted subsidiaries’ ability and, in certain cases, the ability of Vantage, to (i) pay dividends, redeem subordinated indebtedness or make other restricted payments, (ii) incur or guarantee additional indebtedness or issue preferred stock, (iii) create or incur liens, (iv) incur dividend or other payment restrictions affecting restricted subsidiaries, (v) consummate a merger, consolidation or sale of all or substantially all of their assets, (vi) enter into transactions with affiliates, (vii) transfer or sell assets, (viii) engage in business other than their current business and reasonably related extensions thereof, (ix) issue capital stock of certain subsidiaries or (x) take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the 2023 Notes and the related guarantees. These covenants are subject to a number of important exceptions and qualifications set forth in the 2023 Notes Indenture.

In connection with the execution of the 2023 Notes Indenture, OGIL also entered into a Registration Rights Agreement dated as of March 28, 2013 (the “Registration Rights Agreement”) with Vantage as a guarantor, the other guarantors named therein and Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several initial purchasers of the 2023 Notes.

Under the Registration Rights Agreement, OGIL and the guarantors agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) offering to exchange a new series of freely tradable notes having substantially identical terms as the 2023 Notes (“exchange notes”) for the 2023 Notes. OGIL and the guarantors have agreed to (i) file this registration statement for the exchange notes with the SEC within 60 days after the issuance of the 2023 Notes, (ii) use their commercially reasonable efforts to cause this registration statement to be declared effective within 150 days after the issue date of the 2023 Notes and (iii) use their commercially reasonable efforts to close the exchange offer 30 business days after this registration statement is declared effective. In certain circumstances, OGIL may be required to file a shelf registration statement to cover resales of the 2023 Notes. The use of the shelf registration statement will be subject to certain customary suspension periods. If OGIL and the guarantors do not meet these deadlines, OGIL will be required to pay additional interest to holders of 2023 Notes under certain circumstances.

Eighth Supplemental Indenture

On March 28, 2013, OGIL entered into an Eighth Supplemental Indenture by and among OGIL, Vantage as a guarantor, the other guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Eighth Supplemental Indenture”), which modified OGIL’s existing indenture dated as of July 30, 2010, as amended (the “2015 Notes Indenture”), relating to the 11 1/2% Senior Secured First Lien Notes due 2015 (the “2015 Notes”), by eliminating substantially all restrictive covenants, certain events of default and other provisions in the 2015 Notes Indenture (other than, among others, the obligation to pay any interest and premium, if any, on and principal of, the 2015 Notes when due or to offer to repurchase the 2015 Notes upon a change of control). The Eighth Supplemental Indenture was entered into following receipt of the consent from the requisite holders of 2015 Notes to facilitate the refinancing of the 2015 Notes tendered pursuant to the OGIL’s previously announced tender offer of March 21, 2013 (the “Tender Offer”) for the 2015 Notes, OGIL’s offering of the 2023 Notes and OGIL’s entry into the Term Loan and the Amended and Restated Credit Agreement (as defined below).

Term Loan

On March 28, 2013, OGIL and its wholly-owned subsidiary Vantage Delaware Holdings, LLC, as borrowers, and the Company and certain of its subsidiaries as guarantors, entered into a $350 million Second Term Loan Agreement (the “Term Loan”) with Citibank N.A. (“Citibank”), as administrative agent, and Wells Fargo Bank, National Association, as collateral agent. The Term Loan was issued at 98.50% of the face value and will bear interest at adjusted LIBOR plus a margin of 4.50% per annum, with a LIBOR floor of 1.25% per annum or the alternative base rate (based on the highest of Citibank’s prime rate, the federal funds rate minus 0.50% and one-month adjusted LIBOR plus 1.00%) plus a margin of 3.50% per annum. The Term Loan will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount of the Term Loan, with the balance payable on the sixth anniversary of the closing date. The Term Loan includes various covenants and events of default, including covenants that, among other things, restrict the granting of liens on certain assets, restrict the incurrence of indebtedness and the conveyance of and modification to vessels, limit dividends and certain restricted payments, and require that the Company provide periodic financial reports. The Term Loan is secured by the same collateral securing the 2023 Notes.

Amended and Restated Credit Agreement

On March 28, 2013, OGIL, Vantage as a guarantor and the other guarantors named therein, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Royal Bank of Canada, as administrative agent, and RBC Capital Markets as sole lead arranger and sole bookrunner.

The Amended and Restated Credit Agreement amends that certain Second Amendment to Credit Agreement dated as of October 25, 2012 by, among other things, (a) creating a separate tranche within the facility with respect to the issuance of letters of credit, (b) increasing the aggregate commitments to $200,000,000, (c) extending the maturity date for the facility thereunder, (d) modifying the interest rates for the facility thereunder and (e) making the Company a borrower thereunder.

Item 1.02. – Termination of a Material Definitive Agreement.

Satisfaction and Discharge of 2015 Notes Indenture

On March 28, 2013, Wells Fargo Bank, National Association, as trustee, entered into a Satisfaction and Discharge of Indenture (the “Satisfaction of the 2015 Notes Indenture”). The Satisfaction of the 2015 Notes Indenture, among other things, discharged the 2015 Notes Indenture and the obligations of OGIL, Vantage as a guarantor and the other guarantors thereunder (subject to limited exceptions) and released all of the liens securing the obligations under the 2015 Notes Indenture and related guarantees.

Item 2.03. – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 with respect to the Term Loan, Amended and Restated Credit Agreement and 2023 Notes is incorporated herein by reference.

Item 8.01. – Other Events.

On March 28, 2013, OGIL announced (i) the results of the Tender Offer by OGIL of any and all of the 2015 Notes and the related consent solicitation and (ii) the closing of its offering of the 2023 Notes, the entry into the Term Loan and the settlement of the Tender Offer. Copies of the press releases announcing these events are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Item 9.01. - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture dated as of March 28, 2013 by and among OGIL, Vantage as a guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent

4.2	Eighth Supplemental Indenture dated as of March 28, 2013, by and among OGIL, Vantage as a guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent

4.3	Satisfaction and Discharge of Indenture dated as of March 28, 2013, made by Wells Fargo Bank, National Association as trustee

10.1	Second Term Loan Agreement dated as of March 28, 2013, by and among OGIL and Vantage Delaware Holdings, LLC, as borrowers, Vantage as a guarantor, the other guarantors party thereto, Citibank N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent

10.2	Amended and Restated Credit Agreement dated as of March 28, 2013, by and among OGIL, Vantage as a guarantor, the other guarantors party thereto, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent, and RBC Capital Markets as sole lead arranger and sole bookrunner

10.3	Registration Rights Agreement dated as of March 28, 2013 by and among OGIL, Vantage as a guarantor, the other guarantors party thereto, Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several initial purchasers of the 2023 Notes

99.1	Press Release dated March 28, 2013, regarding the results of the previously announced tender offer and consent solicitation by OGIL.

99.2	Press Release dated March 28, 2013, regarding the closing of the senior secured financing transactions and redemption of 2015 Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: April 3, 2013	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
4.1	Indenture dated as of March 28, 2013 by and among OGIL, Vantage as a guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent

4.2	Eighth Supplemental Indenture dated as of March 28, 2013, by and among OGIL, Vantage as a guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent

4.3	Satisfaction and Discharge of Indenture dated as of March 28, 2013, made by Wells Fargo Bank, National Association as trustee

10.1	Second Term Loan Agreement dated as of March 28, 2013, by and among OGIL and Vantage Delaware Holdings, LLC, as borrowers, Vantage as a guarantor, the other guarantors party thereto, Citibank N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent

10.2	Amended and Restated Credit Agreement dated as of March 28, 2013, by and among OGIL, Vantage as a guarantor, the other guarantors party thereto, the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent, and RBC Capital Markets as sole lead arranger and sole bookrunner

10.3	Registration Rights Agreement dated as of March 28, 2013 by and among OGIL, Vantage as a guarantor, the other guarantors party thereto, Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several initial purchasers of the 2023 Notes

99.1	Press Release dated March 28, 2013, regarding the results of the previously announced tender offer and consent solicitation by OGIL.

99.2	Press Release dated March 28, 2013, regarding the closing of the senior secured financing transactions and redemption of 2015 Notes